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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2006

             (Exact name of registrant as specified in its charter)

                             UNION BANKSHARES, INC.

(State or other jurisdiction        (Commission              (IRS Employer
of incorporation)                   File Number)        Identification Number)
Vermont                             001-15985                 03-0283552

(Address of principal executive offices)
20 Lower Main St., P.O. Box 667        (Zip Code)
Morrisville, VT                        05661-0667

Registrant's telephone number, including area code:  (802) 888-6600

          (Former name or former address, if changed since last report)
                                 Not applicable

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 5.02: Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers; Compensatory Arrangements of Certain
Officers.

Nonqualified Excess Plan

On December 18, 2006, the Board of Directors of Union Bankshares, Inc. (the "Company") approved a new Nonqualified Excess Plan whose purpose is to attract and retain a select group of management or highly compensated employees and to provide them an opportunity to defer compensation on a pre-tax basis and accumulate tax-deferred earnings to achieve their goals. This plan has been offered to all Directors of the Company and its subsidiary, Union Bank, as well as to certain management employees, including the following executive officers:

Kenneth D. Gibbons, President and Chief Executive Officer, the Company and Union
  Bank

Cynthia D. Borck, Vice President, the Company and Executive Vice President,
  Union Bank

Marsha A. Mongeon, Vice President, Treasurer and Chief Financial Officer, the
  Company and Senior Vice President and Treasurer, Union Bank

Under the terms of the Nonqualified Excess Plan, participants may defer up to 100% of director fees, 90% of bonus compensation and 75% of base salary. Participants are always 100% vested and may allocate their deferrals among three accounts, a retirement account, an in-service withdrawal account and an education funding account. Participants select among designated reference investments consisting of investment funds, with the performance of the participant's account mirroring the selected reference investments. Distributions are made only upon a qualifying distribution event, which may include a separation from service, death, disability or unforeseeable emergency, or (in the case of distributions from an in-service withdrawal account or education funding account) upon a date specified in the participant's deferral election form. Payments are made in a lump sum or annual installments for a period of between 5 and 15 years depending on the distribution event, as elected by the participant. The Plan is effective for deferrals beginning January 1, 2007 and is intended to comply with the requirements of Section 409A of the Internal Revenue Code.

Incentive Stock Options

On December 20, 2006, the Board of Directors of Union Bankshares, Inc. (the "Company") approved the issuance of incentive stock options under the Company's 1998 Incentive Stock Option Plan, to certain management employees, including the following executive officers:

Name and Title(s) with the Company                            Number of Shares
And Its Subsidiary (Union Bank)                               Subject to Option
-------------------------------------------------------------------------------

Kenneth D. Gibbons, President and Chief Executive                   2,000
Officer, the Company and Union Bank

Cynthia D. Borck, Vice President, the Company                         750
Executive Vice President, Union Bank

Marsha A. Mongeon, Vice President, Treasurer                          250
and Chief Financial Officer, the Company
Senior Vice President and Treasurer, Union Bank

The exercise price of all such options is $22.50, which represents the closing price of the Company's common stock on the date of the grant. All options are subject to a one-year vesting period before they become exercisable and expire 5 years after the date of the grant.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       Union Bankshares, Inc.

December 21, 2006                      /s/ Kenneth D. Gibbons
                                       ---------------------------------
                                       Kenneth D. Gibbons,
                                       President/Chief Executive Officer